UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2025 (March 12, 2025)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, Thomas W. Wirth notified Chemung Financial Corporation (the “Corporation”) of his intention to retire, effective in or around the third quarter of 2025, from his position as Executive Vice President (“EVP”) responsible for the Wealth Management Group of Chemung Canal Trust Company (the “Bank”), the wholly-owned banking subsidiary of the Corporation. Mr. Wirth has served as EVP since June 2015 and, prior to that time, served in various capacities since joining the Bank in 1987, including as the Bank’s Senior Vice President responsible for Investment Services. Mr. Wirth has been an instrumental part of the Corporation’s growth and success, and the Corporation extends its gratitude to Mr. Wirth for his many years of service and contributions to the Corporation. Mr. Wirth’s decision to retire is for health reasons and is not the result of any disagreement with the Corporation.

The Corporation intends to initiate a process to identify a successor and it is expected that Mr. Wirth will continue to serve in his current role until a successor is appointed and will remain with the Corporation through a subsequent transition period.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 14, 2025	By:	/s/ Dale M. McKim, III
Dale M. McKim, III
Chief Financial Officer and Treasurer